                                                                   Exhibit 10.22


         PRIVATE INSTRUMENT OF THE TERMS OF THE FIRST ISSUE OF NON-CONVERTIBLE
                    DEBENTURES OF TELESP CELULAR PARTICIPACOES S.A.



By means of this Private Instrument, the issuer,


TELESP CELULAR PARTICIPACOES S.A., a publicly-held company with its main place of business in the City of Sao Paulo, State of Sao Paulo, at Rua Abilio Soares, no. 409, enrolled as corporate taxpayer with the registry of the Ministry of Finance (CNPJ/MF) under the number 02.558.074/0001-73, herein represented in the form of its bylaws ("Issuer");

and as underwriter.

TELESP CELULAR S.A., a publicly-held company with its main place of business in the City of Sao Paulo, State of Sao Paulo, at Rua Abilio Soares, no. 409, 15th floor, enrolled as corporate taxpayer in the registry of the Ministry of Finance (CNPJ/MF) under the number 02.319.126/0001-59, herein represented in the form of its bylaws as underwriter by providing a guarantee under the terms of Clause VIII below ("Underwriter");

and as fiduciary agent,

OLIVEIRA TRUST D.T.V.M. Ltd., financial institution with its main place of business in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida das Americas no. 500, Bloco 13, Grupo 205, enrolled as corporate taxpayer in the registry of the Ministry of Finance (CNPJ/MF) under the number 36.113.876/0001-91, herein represented in accordance with its bylaws, collectively representing the debenture holders of the 1st debenture issue of the Issuer ("Debenture holders") ("Fiduciary Agent"), do hereby lawfully register the Private Instrument of the Terms of the First Issue of Non-Convertible Debentures of Telesp Celular Participacoes S.A. (respectively, "Indenture", "1st Issue" and "Debentures"), which shall be governed by the clauses and conditions described hereinafter.


Clause I - AUTHORIZATION

1.1. The present Indenture is entered into pursuant to the authorization granted by the Board of Directors of the Issuer at a meeting held on July 10th, 2003 ("BDM"), under the terms of article 59, paragraph 1, of Law no. 6404, of December 15, 1976 and subsequent alterations thereof ("the Corporation Law") and article 17, section III of its bylaws.

Clause II - REQUIREMENTS

2.1      Registration with the Brazilian Securities Exchange Commission

2.1.1. The 1st Issue shall be registered with the Brazilian Securities and Exchange Commission ("CVM"), under the terms described in Law no. 6385 of December 7, 1976, in the Corporation Law and subsequent alterations thereof, and in other applicable legal and regulatory provisions.

2.2      Filing and Publishing the Minutes of the Board of Directors Meeting

2.2.1. The minutes of the BDM are being filed before the Commercial Registry of the State of Sao Paulo ("JUCESP"). -------

2.3      Registration of the Indenture

2.3.1. This Indenture shall be registered with JUCESP in compliance with the provisions of article 62, subparagraph II of the Corporation Law.

2.4      Registration with the National Association of Investment Banks

2.4.1. The public offering of debentures of the 1st Issue shall be registered at the National Investment Bank Association ("ANBID") within 15 (fifteen) days as of the date of the CVM's granting the respective registration in accordance with the provisions in ANBID's Self- Regulatory Code for Public Offerings of Securities.


Clause III - CHARACTERISTICS OF THE 1st ISSUE

3.1       Series

3.1.1. The 1st Issue shall be made in 1 (one) sole series.

3.2      Total Amount of the 1st Issue

3.2.1. The total amount of the 1st Issue shall be R$700,000,000.00 (seven hundred million Brazilian reais) on the Date of Issue, as defined below.

3.3       Number of Debentures

3.3.1. A total of 7,000 (seven thousand) Debentures shall be issued.

3.4       Use of Funds

3.4.1. The funds raised through the 1st Issue shall be used to refinance the 2nd Issue of Promissory Notes by the Issuer.

3.5    Limit for the 1st Issue

3.5.1. The 1st Issue shall remain within the limits described in article 60 of the Corporation Law, since the Issuer's paid-up capital on this date is R$4,373,661,469.73 (four billion, three hundred and seventy-three million, six hundred and one thousand, four hundred and sixty-nine Brazilian reais and seventy three cents), and the total amount of the 1st Issue, on the Date of Issue, as defined below, shall be R$700,000,000.00 (seven hundred million Brazilian reais).

3.6    Placement and Procedure

3.6.1. The Debentures shall be the object of a public offering, intermediated by financial institutions belonging to the securities distribution system, for placement through the Securities Distribution System ("SDT"), administered by ANDIMA - National Association of Financial Market Institutions ("ANDIMA") and operated by the Securities Custody and Settlement Center ("CETIP"), and through the BOVESPA FIX ("BOVESPA FIX") trading system of the Sao Paulo Stock Exchange ("BOVESPA"), in custody of the Brazilian Clearing and Depository Corporation ("CBLC"), utilizing the differentiated distribution procedure specified in article 33 of CVM Instruction no. 13 of September 30, 1980. There shall be no advance reserves, nor shall minimum or maximum lots be set, with preference given to clients of the financial institutions coordinating the public distribution who wish to invest in Debentures, regardless of the chronological order.

3.6.2. Public distribution of the Debentures shall only begin after the CVM confirms registration and the announcement of the beginning of distribution is published.

3.7    Designated Bank

3.7.1 Banco Bradesco S.A. shall be the Issuer's designated bank before the SND and CBLC ("Designated Bank").

3.8    Registrar

3.8.1 Banco Bradesco S.A. shall be the Registrar for the Debentures ("Registrar Institution").


Clause IV - CHARACTERISTICS OF THE DEBENTURES OF THE 1st ISSUE

4.1    Date of Issue

4.1.1. For all legal purposes, the date of issue of the Debentures shall be August 1st, 2003 ("Date of Issue").

4.2      Term and Form of Subscription and Payment

4.2.1. The Debentures shall be subscribed at their Nominal Value (as defined in item 4.3.1), plus Remuneration, calculated on a pro rata basis, from the Date of Issue to the effective date of payment.

4.2.2. Payment for the Debentures shall be in cash in Brazilian currency at the time of subscription.

4.3      Nominal Unit Value of the Debentures

4.3.1. The nominal value of the Debentures, on the Date of Issue, shall be R$100,000.00 (one-hundred thousand Brazilian reais) ("Nominal Value").

4.4       Trading

4.4.1. The Debentures shall be registered for trading with (i) the National Debenture System ("SND"), administered by ANDIMA and operated by CETIP; and (ii) with BOVESPA FIX, custodied at CBLC.

4.5      Form and convertibility

4.5.1. The Debentures shall be book entry debentures not convertible to the Issuer's stock.

4.5.2. No certificates representative of the Debentures shall be issued. For all intents and purposes, the statement issued by the financial institution responsible for entry of the Debentures shall be proof of ownership of the same. Additionally, the SND shall issue an Assets Position Report with a statement in the name of the Debenture holder issued by the financial institution responsible for the custody of said securities when deposited with the SND. CBLC shall issue the custody statement in the name of the Debenture holder for Debentures deposited with CBLC.

4.6       Type

4.6.1. The Debentures shall be unsecured, i.e. without guarantee or preference.

4.6.2. The Debentures have the Underwriter's trust guarantee under the terms of Clause VIII below.

4.7       Term and Maturation

4.7.1. The Debentures are for a term of 5 (five) years and the maturity date is August 1st, 2008 ("Maturity Date"), at which time the Issuer is obliged to proceed to payment of Debentures still in circulation at their Nominal Value plus Remuneration described in item 4.8 below, calculated on a pro rata basis, from the last payment date of said Remuneration.

4.8       Remuneration

4.8.1. For the initial Remuneration Period (as defined in item 4.8.5. below), the Debentures shall pay a remuneration ("Remuneration") that includes remuneratory interest, from the Date of Issue, on the Nominal Value, equivalent to the average overnight interbank deposit rate, denominated DI extra group over rate, expressed in a percentage per year of 252 days, calculated and published by CETIP in its Daily Bulletin available on its website (http://www.cetip.com.br) and in the newspaper "Gazeta Mercantil", national edition or in lieu of the same in another mass circulation newspaper ("DI Rate"), with an exponentially added percentage factor, to be defined in the bookbuilding procedure that shall not exceed 105.50%. Remuneration shall be calculated exponentially and cumulatively on a pro rata basis for business days transpired, on the Nominal Value from the Date of Issue, or the maturity date of the most recent Capitalization Period (defined in item 4.8.3 below), whichever is applicable, until the actual date of payment, in accordance with the following formula:


            J = VN x (Interest Factor - 1), where:

J = Remuneration value due at the end of each Capitalization Period as defined in item 4.8.3. below,

VN = Nominal Value at the beginning of the Capitalization Period;

Interest Factor = product of the DI Rates, with a percentage factor added exponentially, to be defined in the bookbuilding procedure, not exceeding 105.50%, from and including the date of the beginning of the Capitalization Period through the date of the end of the Capitalization Period, excluding the latter, calculated to 8 (eight) decimal places, rounded, and determined as follows:


            Interest Factor = product from K=1 to K=n of (1 + (TDI [subscript K] x P/100)), where:

n = total number of DI Rates considered in the adjustment of assets, n being a whole number.

P = a percentage factor applied on the DI Rate, informed up to 2 (two) decimal places, to be defined in the bookbuilding procedure, not exceeding 105.50%;

TDI [subscript K] = DI Rate, expressed per day, calculated to 8 (eight) decimal places, rounded, and determined as follows:


            TDI [subscript K] = ((DI [subscript K]/100 +1) to the power of (1/252)) - 1, where:

DI [subscript K] = DI Rate published by the CETIP, expressed as a percentage per year, taken to 2 (two) decimal places.


4.8.1.1. The DI Rate shall include the number of decimal places published by CETIP.

4.8.2. Remuneration shall be due each six months, from the Date of Issue, on the dates set in item 4.8.6 below (each date for Remuneration payment, a "Remuneration Payment Date").

4.8.3. The Remuneration Capitalization period ("Capitalization Period") is, for the initial Capitalization Period, the interval of time starting on and including the Date of Issue, in the case of the first Capitalization Period, and ending on the day immediately prior to the initial Remuneration Payment Date, and for the other Periods of Capitalization is the period starting on and including a Remuneration Payment Date and ending on the day immediately prior to the subsequent Remuneration Payment Date.

4.8.4. Each Capitalization Period succeeds the previous one uninterruptedly until the Maturity Date.

4.8.5. Remuneration Period means the period during which the conditions for Debenture Remuneration are in force, being established herein that the initial Debentures Remuneration Period shall begin on the Date of Issue and conclude on August 1st, 2004.

4.8.6. Payment of Debenture Remuneration during the Remuneration Period shall be effected on the 1st of February, 2004 and on August 1st, 2004.

4.8.7. If no DI Rate has been announced by the CETIP for any pecuniary obligations by their maturity date, the latest published DI Rate shall be used, with no compensation due from the Issuer to the Debenture holders for delayed announcement of the DI Rate to be applied. If the delay in announcing the DI Rate is of more than 10 (ten) consecutive days, then the provisions in the items below shall be applied in relation to setting a new parameter for Debenture Remuneration.

4.8.8. In the case of termination, failure to calculate and/or announce the DI Debenture Rate for more than 10 (ten) consecutive days after the expected date of its calculation and/or announcement, or if it becomes impossible to apply the DI rate to the debentures due to legal provision or court determination, the Fiduciary Agent must, within 20 (twenty) days as of the day on which the DI had been overdue for more 10 (ten) consecutive days, call a General Meeting of Debenture Holders (in accordance with the provisions described in article 124 of the Corporation Law), to deliberate, in common agreement with the Issuer, and in observance of BACEN/CVM Joint Decision no. 13, of March 14, 2003 and/or applicable regulations, a new parameter for Debenture Remuneration to be proposed by the Issuer.

4.8.9. If, during the General Meeting of Debenture Holders, no agreement regarding the new Remuneration is reached between the Issuer and Debenture Holders representing not less than 2/3 (two thirds) of the total Debentures in circulation, the Issuer must purchase all Debentures in circulation within 30 (thirty) days as of the date of the respective General Meeting of Debenture Holders, at their Nominal Value plus Remuneration due up to the date of their effective purchase, calculated on a pro rata basis, from the Date of Issue or the latest Remuneration Payment Date, whichever is first. For the purpose of calculating the Remuneration applicable on the Debentures to be purchased under the terms of this item, the latest officially announced DI rate shall be paid for each day of delay in announcing the rates.

4.9.     Renegotiation (Repactuacao)

4.9.1. The first renegotiation of Debentures shall take place within 1 (one) year from the Date of Issue ("Renegotiation Date").

4.9.2. The Board of Directors of the Issuer shall decide and notify conditions applicable to the subsequent Remuneration Period ("New Remuneration Period") to the Debenture Holders not less than 20 (twenty) days before the Renegotiation Date, including:

a) the length of the New Remuneration Period;

b) the remuneration during the New Remuneration Period; and

c) the periodicity of payment of remuneration during the New Remuneration
   Period.

4.9.3. The conditions set by the Issuer's Board of Directors pursuant to the provisions in item 4.9.2 above shall be notified to the Debenture Holders under the terms of item 4.1.8 of Clause IV within 20 days of the Renegotiation Date. If any Debenture Holders do not agree with the conditions set by the Board of Directors of the Issuer for the New Remuneration Period, said Debenture Holders may, between the date of publishing the notice of new conditions for the Debentures and within 10 (ten) days prior to the Renegotiation Date, may notify through CETIP and/or BOVESPA FIX, whichever be the case, or in the case of Debenture Holders not associated with the CETIP and/or BOVESPA systems through correspondence forwarded to the Issuer, of their decision to exercise the right to sell the Debentures under the terms of item 3.18 of Clause IV of the Indenture. If the conditions for renegotiation are not announced by the Issuer by 20

(twenty) days prior to the Renegotiation Date, the Issuer must redeem all Debentures at Nominal Value, plus Remuneration, calculated on a pro rata basis, from the Date of Issue or the last Remuneration Payment Date to the date of actual redemption.

4.9.4. The Issuer is obliged to purchase the Debentures from Debenture Holders expressing such a wish as provided for in item 4.9.3 above, at the Nominal Value plus Remuneration due up to the date of effective purchase, which must occur on the date of conclusion of the corresponding Remuneration Period. The purchase referred to in item 4.9.4 will not be subject to the addition of any premium of any kind.

4.9.5. The conditions applicable to the Debentures during the New Remuneration Period arising from renegotiation will be subject to an additional clause added to this present Indenture.

4.10      Amortization

4.10.1. There shall be no partial amortization of the Debentures, and their Nominal Value shall be paid in full on the Maturity Date.

4.11      Purchase Option

4.11.1. The Issuer may purchase the Debentures in circulation at any time, either partially or in full, for a price not exceeding their Nominal Value plus Remuneration, calculated on a pro rata basis, from the Date of Issue or the last Remuneration Payment Date to the effective purchase date, in observance of the provisions in article 55, paragraph 2, of the Corporation Law. In this case, Debentures purchased by the Issuer may be cancelled, remain in treasury or be placed on the market again.

4.12      Early Maturity

4.12.1. Pursuant to the provisions in items 4.12.2 and 4.12.3 below, the Fiduciary Agent must declare all obligations related to the Debentures to have reached early maturity and demand immediate payment from the Issuer at their Nominal Value, plus Remuneration, calculated on a pro rata basis, from the Date of Issue or the last Remuneration Payment Date, independently from any and all notice, claim or judicial or extrajudicial notification, in the event of any of the following instances:

(i) non-payment by the Issuer or the Underwriter of the Nominal Value, Remuneration or any other amounts due the Debenture holders on the respective due dates;

(ii) request for creditor protection or composition formulated by the Issuer, Underwriter or any of their subsidiary companies;

(iii) liquidation or bankruptcy of the Issuer, Underwriter or any of their subsidiary companies;

(iv) legitimate and reiterated protest of bonds or notes drawn on the Issuer, whose aggregate amount does not exceed R$90,000,000.00 (ninety million Brazilian reais), adjusted by the General Market Prices Index published by Fundacao Getulio Vargas ("IGP-M") from the date of the Emission, unless the protest was made in error or bad faith of a third-party, as long as this is properly proven by the Issuer, if it was canceled, or, if surety is provided to the court, in any event, within 30 (thirty) days of its occurrence;

(v) early maturity of any obligation of the Issuer due to a default on the obligation to pay any amount greater than or equal to R$90,000,000.00 (ninety million Brazilian reais), adjusted by the IGP-M as of the Issue Date, or the equivalent in other currencies, as long as the corresponding creditor is in some way requesting payment of the obligation;

(vi) change in corporate ownership or structure that leads directly or indirectly to the removal of Telefonica, S.A. or Portugal Telecom, S.G.P.S. S.A. from the control of the Issuer;

(vii) cancellation, suspension, extinction or lost of effectiveness and validity of the authorization of the Underwriter to provide personal mobile services in the area corresponding to the State of Sao Paulo (or an act that replaces it) except when substituted by another license under the terms of the legislation in force;

(viii) non-fulfillment by the Issuer or Underwriter of any relevant non-pecuniary obligation specified in this Indenture and not remedied within 30 (thirty) days as of the Issuer being notified of the respective default in notice sent by the Fiduciary Agent; and

(ix)   other cases provided for by law.

4.12.2. The occurrence of any of the events indicated in sub items (ii) and
(iii) of item 4 above will lead to automatic early maturity of the Debentures. In the case of any of the events indicated in sub items (i) and (iv) through
(ix) of item 4.12.1. above, the Fiduciary Agent should call a meeting within 5
(five) business days as of the date on which it has knowledge of the event, a General Meeting of Debenture Holders to deliberate on the declaration of early maturity of the Debentures.

4.12.3. After holding the General Meeting of Debenture Holders mentioned in item
4.12.2 above, the Fiduciary Agent may declare all current obligations of the Debentures redeemable in advance and demand immediate payment of the Nominal Value, plus Remuneration and charges up to the date of their effective payment, under the terms of item 4.12.1 above, unless Debenture holders representing at least 2/3 (two thirds) of the Debentures in circulation decide to not to declare early maturity of the obligations arising from the Debentures, in which case there shall be no early maturity of the Debentures.

4.13     Payment in the Event of Early Maturity

4.13.1. In the event of early maturity of the Debentures, under the terms of item 4.12. above, the Issuer must make payment of the Nominal Value in circulation, plus Remuneration, calculated on a pro rata basis, from the Issue Date or from the last Remuneration Payment Date until the date of effective payment, and any other values owed by the Issuer under the terms of this Indenture of the Issue, within 5 (five) business days as of the Fiduciary Agent notifying the Issuer through registered letter at the address stated in Clause IX of this Indenture, otherwise being obliged to pay the late-penalty charges specified in item 4.14 below.

4.14     Place of Payment

4.14.1. Payments due on the Debentures will be made, depending on the case, in the following ways: (i) the procedures adopted by CETIP, for Debentures registered with the SND; (ii) the procedures adopted by CBLC for Debentures registered with BOVESPA FIX; or, in the case of Debenture holders not associated with SND or CBLC, (iii) at the main office of the Issuer or (iv) through the Designated Bank.

4.15     Extension of Terms

4.15.1. Due dates for payment of any obligation related to the Debentures are considered extended to the first subsequent business day, if the due date is a business or banking holiday in the City of Sao Paulo, without any addition to the amounts to be paid, except for payments made through CETIP and/or CBLC, in which cases there will only be an extension when the payment date coincides with a national holiday, a Saturday or a Sunday.

4.16     Fines and Late Charges

4.16.1. In the event of the Issuer delaying payment of any amount due to Debenture holders, the overdue debits not paid by the Issuer shall, as of the date of default up to the date of effective payment, and regardless of warning, notification or judicial or extrajudicial claim, be subject to: (i) a non-compensatory fine of 2% (two per cent); (ii) late charges of 1% (one per cent) per month; and, (iii) incidence of Remuneration, calculated on a pro rata basis, from the date on which payment was due until the date of effective payment by the Issuer.

4.17     Loss of the Right to Additional Amounts

4.17.1. Without prejudice to the established in item 4.16. above, absence of the Debenture holder to receive the amount corresponding to any of the pecuniary obligations owed by the Issuer on the dates specified in this Indenture or in an official notification published by the Issuer, the holder shall have no right to receive remuneration and/or late charges for the period of the delay the payment, but shall be guaranteed the rights acquired until the corresponding due date.

4.18     Publicity

4.18.1. Except for the announcements at the beginning and end of distribution of the Debentures which shall be published in Gazeta Mercantil (daily financial newspaper), all actions and decisions that may in any way involve the interests of Debenture holders shall necessarily be published in the form of an announcement in the newspapers used by the Issuer to publish such items.


Clause V - ADDITIONAL OBLIGATIONS OF THE ISSUER AND UNDERWRITER:

5.1. The Issuer and Underwriter, when applicable, assume an obligation to:

a)       provide the Fiduciary Agent with:

a.1) as soon as possible, any information that may reasonably be requested of it;

a.2) on the same date of publication, the information conveyed in the manner specified in item 2.4 above; and

a.3) information regarding any of the events mentioned in item 4.12 above;

a.4) within 60 (sixty) days after the end of every quarter of its financial reporting period, a copy of the income statements for this period, and the Underwriter's balance sheet for the quarter then ending;

a.5) within 90 (ninety) days after the end of each reporting period: (i) income statements for the period; (ii) a statement by the Director of Investor Relations that it is up-to-date with the fulfillment of all obligations stated in the Indenture; and (iii) the Underwriter's balance sheet for the reporting period then ending;

b) maintain updated registration with the CVM as a publicly-held company and provide its shareholders and Debenture holders with income statements drawn up and approved as specified in article 176 of the Corporation Law, when requested;

c) call a meeting of Debenture holders under the terms of Clause VII to deliberate on any of the matters that are directly or indirectly connected with this Issue, in the event of the Fiduciary Agent not doing so;

d) comply with all determinations issued by the CVM in relation to the Debentures, including by sending documents and provided information that may be requested of it, and should maintain an appropriately functional investor services unit as required by CVM;

e) notify the Fiduciary Agent immediately pursuant to CVM Instruction no. 358/01, if applicable, of any substantial alteration in its financial, economical, commercial, operational, regulatory or corporate ownership situation or in its business affairs that: (i) prevents or hinders in a relevant manner the execution of its obligations arising from this Indenture and the Debentures; or, (ii) provide income statements or financial information to the CVM that fail to reflect its real financial situation;

f) not take any action in disagreement with the Bylaws or with this Indenture, especially actions that may direct or indirectly affect punctual and complete fulfillment of obligations assumed to the Debenture holders;

g) comply with all relevant aspects of the laws, rules, regulations and orders applicable in any jurisdiction in which it does business or holds assets and which may negatively and substantially impact this business or assets;

h) prepare, together with the coordinators of the public distribution of the Debentures, all the documents required to obtain registration of the distribution with the CVM;

i) hire, during the period of validity of the Debentures, at its expense, a rating agency to publish a report with a summary of its risk rating;

j) maintain paid up insurance polices relevant to the activities of Issuer; and

k) submit, in the form of the law, its income statements to examination by an independent auditing company registered with the CVM.

5.2. The Issuer and the Underwriter assume an obligation to inform the Fiduciary Agent of (a) the occurrence of any event specified in item 4.12 above, within 48 (forty eight) hours as of its occurrence and (b) immediately after its occurrence, any event, fact or action, that may lead to (i) a violation by the Issuer, Underwriter, or by any of their directly or indirectly controlled companies of any law, decree or regulation that may direct or indirectly affect in a negative and substantial way their business affairs, earnings or financial or operational situation; (ii) in a violation of any obligation or duty on the part of the Issuer, the Underwriter, or their directly or indirectly controlled companies, stated in any contract or agreement, or violation of terms and conditions established a in contract or agreement that binds the Issuer, the Underwriter, or any of their directly or indirectly controlled companies that may directly or indirectly affect in a negative and substantial manner their business affairs, earnings or financial or operational situation.

5.3. The Issuer assumes the obligation to compensate the Fiduciary Agent for all expenses shown to have been incurred to protect the rights and interests of the Debenture holders or meet their credits, including legal fees and other expenses and costs incurred due to collection of any amount due to the Debenture holders under the terms of this Indenture.

5.3.1. The expenses referred to in item 5.3. above will cover the following items and others:

a) publication of reports, notes and notifications as specified in this Indenture, and others that may be required by the applicable regulations;

b) certificates;

c) travel expenses, when necessary to carry out their duties, with the amounts of expenses limited to the those attributed by the Issuer to its own employees for travel and accommodation; and,

d) any additional and special reports or surveys that may be required, if there are omissions and/or unclear items in the information related to the strict interests of the Debenture holders.

5.3.2. Amounts owed the Fiduciary Agent for expenses incurred in protecting rights and interests of the Debenture holders, or meeting credits owed them that have not been paid off in the manner of items 5.3 and 5.3.1. above shall be added to the debt of the Issuer and be preferred to the Debentures in order of payment.

5.3.3. Expenses shall be reimbursed immediately after the delivery to the Issuer of documents proving the expenses incurred as required for the protection of the rights of the Debenture holders.

Clause VI - FIDUCIARY AGENT

6.1. The Issuer designates and constitutes as Fiduciary Agent of the 1st Issue, Oliveira Trust D.T.V.M. Ltda., described above, which hereby and in the best form of the law, accepts the nomination to represent the interests of the Debenture holders as a group before the Issuer, under the terms of the law and of the present Indenture.

6.2. The Fiduciary Agent of the Debenture holders designated in this Indenture, states:

a) that it accepts the function to which it was designated and fully assumes the duties and attributions specified in the specific legislation and in this Indenture;

b) fully accepts this Indenture, all its terms and conditions;

c) under the penalties of the law, that it is not impeded under the terms of article 66, paragraph 3, of the Corporation Law, and does not find itself in any of the conflict of interest situations specified in article 10 of CVM Instruction no. 28/1983, to exercise the function conferred on it; and

d) it has no connection with the Issuer that impedes the full exercise of its functions.

6.3. The Fiduciary Agent shall exercise its functions starting from the date of signature of this Indenture and remain stay in the exercise of its functions until the final maturity of the Debentures of the 1st Issue or until it is effectively replaced.

6.4. The Issuer shall owe the Fiduciary Agent the following remuneration as fees for the duties and attributions assumed under the terms of the legislation and applicable regulation and this Indenture:

a) annual installments of R$15,000.00 (fifteen thousand Brazilian reais), due to the former on the date of signing this Indenture and the rest due annually until the maturity of the Debentures or cancellation of all Debentures, in the event that they are in treasury, in observance of the provisions in item (b) below;

b) the remuneration specified above in item "a" shall be owed even after the maturity of the Debentures, if the Fiduciary Agent is still acting in the collection of amounts due but not paid to the Debenture holders by the Issuer;

c) the installments referred to above will be updated annually, or as frequently as the law allows, starting from the date of registration of the Debentures with the CVM until the date of effective payment, on the basis of the IGP-M, or in its absence, the index replacing it;

d) to the remuneration of Fiduciary Agent there shall be added the following taxes at the rates effective at the time of each payment: ISS (Services Tax), PIS (Contribution to the Program of Social Integration), COFINS (Contribution to Financing of Social Security) and any other tax levied on the remuneration, excepting income tax, which shall be paid by the Fiduciary Agent;

e) the remuneration of the Fiduciary Agent does not include expenses it incurs in the exercise of its functions and in the execution of its duties, which shall be reimbursed by Issuer in the manner prescribed by items 5.3., 5.3.1. and
5.3.2. above, when such costs are properly proven;

f) in the event of default on payment obligations to the Debenture holders established in this Indenture, all expenses with legal procedures that may be incurred by the Fiduciary Agent to protect the interests of the Debenture holders shall be borne by the Issuer;

in the event of default of the Issuer, all expenses with legal procedures, in addition to administrative costs, that the Fiduciary Agent may incur in order to protect the interests of the debenture holders should be previously approved and subsequently advanced by the debenture holders and as foreseen in Law and in this Indenture, reimbursed by the Issuer at the time of submitting the corresponding supporting documents. These expenses to be advanced by the debenture holders also include expenses with legal honorariums of third parties, court deposits, costs and fees for the actions proposed by the Fiduciary Agent or arising from actions brought against them in the exercise of its function, and even though they cause it losses or financial risks, as the representative of the Debenture holders as a group. Any court expenses, deposits and costs arising from defeat in lawsuits shall also be borne by the debenture holders, as well as the remuneration and reimbursable expenses of the Fiduciary Agent in the event of the Issuer remaining in default in relation to the payment of these amounts for a period of more than 60 (sixty) days, and the Fiduciary Agent may request previous guarantee from the debenture holders to cover the risk of defeat in lawsuit.

6.5. The duties of the Fiduciary Agent include, without prejudice of others in the regulations:

a) protect the rights and interests of the Debenture holders, and use in the exercise of the function the same care and diligence that any active and upright person normally exercises in the administration of their own property;

b) resign the function, in the event of conflict of interests or any other type of unsuitability arising;

c) keep in good custody all registration, correspondence and other papers related to the exercise of its functions;

d) verify, at the time of accepting the function, the truthfulness of the information contained in the Indenture and attempt to remedy any defects, omissions or faults of which it has knowledge, including checking the regularity of the constitution, maintenance of sufficiency and enforceability of the fiduciary guarantee for the Debentures constituted under the terms of Clause VIII below;

e) register this Indenture and any amendments with the competent agencies, should the Issuer not do so, and correct any lacunae or irregularities there may be. In this case, the Issuer shall provide the information and documents required for said registration;

f) monitor the observance of periodicity in the presentation of the mandatory information and to advice Debenture holders of any omissions, errors or misstatements in such information;

g) issue reports on the sufficiency of the information of the proposals for changes in the conditions of the Debentures, including any proposal for replacement of the fiduciary guarantee granted by the Fiduciary Agent under the terms of Clause VIII below;

h) request updated clearance certificates from the Civil Court distributors, the Public Treasury Courts, Registry offices of Protest, Labor Courts, Federal Court and the Attorney of the Public Treasury in the jurisdiction of the Issuers' headquarters, when it believes this is required for the faithful conduct of its functions;

i) request extraordinary auditing of the Issuer should it believe necessary;

j) whenever necessary, call a meeting of Debenture holders by publishing an announcement at least three times in the newspapers in which the Issuer publishes its announcements;

k) attend the meeting of Debenture holders in order to provide any information requested of it;

l) draft a report for Debenture holders under the terms of article 68, paragraph 1, subparagraph "b", of the Corporation Law, which should contain at least the following information:

l.1) any omission or misstatement it is aware of in the information published by the Issuer or any default or delay in the mandatory presentation of information by the Issuer;

l.2) alterations to the bylaws taking place in the period;

l.3) comments on the Issuer's income statements, focusing on economic, financial and capital structure indicators;

l.4) position of the distribution or placement of the Debentures in the market;

l.5) redemption, amortization and payment of the Remuneration of the Debentures executed in the period, as well as acquisitions and sales of the Debentures effected by the Issuer, if applicable;

l.6) follow up of the use of the funds obtained through the 1st Debenture Issue, in accordance with the data obtained from the Issuer's administrators;

l.7) list of any goods or valuables delivered to its management;

l.8) fulfillment of other obligations assumed by the Issuer in this Indenture; and,

l.9) statement as to its capacity to continue in the exercise of the function of Fiduciary Agent;

m) place the report referred to in the previous item at the disposal of Debenture holders within 4 (four) months as of the conclusion of the Issuer's reporting period, at least in the following places:

m.1)  Issuer's headquarters;

m.2) its office or, if it is financial institutions, in the place indicated by the latter;

m.3) CVM;

m.4) Stock Exchanges, or organized over-the-counter market, when applicable;
and,

m.5) within the premises of the financial institution(s) coordinating the placement of the Debentures, as indicated by the latter;

n) publish announcements, in the same newspapers in which the Issuer publishes its announcements, notifying Debenture holders that the report is at their disposal in the places indicated in paragraph "m" above;

o) keep an updated list of Debenture holders and their addresses, including through requesting information from the Issuer and the institution providing registration services for the Debentures;

p) coordinate the lottery of the Debentures to be redeemed or repaid, when applicable;

q) supervise the fulfillment of the terms contained in this Indenture, especially those imposing positive or negative obligations;

r) notify the Debenture holders, if possible individually, within 10 (ten) days of the occurrence of the event, of any default by the Issuer of obligations assumed in this Indenture and indicate the place where it will provide the interested parties with further information. Notification with the same content should be sent to the CVM and the stock exchanges or organized over-the-counter market when applicable. In cases where it is not possible to notify Debenture holders individually, the Fiduciary Agent shall have the notification referred to in this item "r" published in the newspapers used by the Issuer to publish its announcements in the form of item 4.18 of this Indenture; and

s) bear all civil, labor and/or pensions charges, and all expenses arising from the provision of their services, including taxes, fees and contributions of any nature that are owed or may be owed due to the provision of their services.

6.6. Subject to item 4.12, in the case of default of the Issuer, the Fiduciary Agent shall take all and any measures to protect rights or defend interests of the Debenture holders as a group, and should to this end:

a) declare early maturity of the Debentures in the cases permitted in this Indenture and charge its principal and accessories, pursuant to the conditions of the present Indenture;

b) apply for bankruptcy of the Issuer;

c) take all measures required to ensure payment to the Debenture holders; and,

d) represent the Debenture holders in cases of bankruptcy, composition, liquidation, dissolution and/or extinction of the Issuer.

6.6.1. The Fiduciary Agent shall only not be liable for not observing the measures described on items "a", "b", and "c" of item 6.6. above, if a meeting of Debenture holders is called and authorizes it, after deliberation by holders of all Debentures in circulation. In the cases referred to in sub-item "d" of item 6.6. above, deliberation by Debenture holders representing the majority of the Debentures in circulation shall be sufficient.

6.7. In the event of absence, temporary impediment, resignation, death, liquidation, dissolution, extinction or any other case of the Fiduciary Agent's position becoming vacant, a Debenture holders meeting shall be called within 30 (thirty) days, as of the event that caused the vacancy, to select the new fiduciary agent. This meeting may be called by the Fiduciary Agent to be replaced, by the Issuer, or by Debenture holders representing at least 10% (ten percent) of the Debentures in circulation, or by the CVM. In the event of the meeting not being called within 15 (fifteen) days before the end of the above mentioned period, the Issuer shall have the duty of doing so, and the CVM may appoint a temporary replacement until the process of selecting the new Fiduciary Agent is concluded. Replacement shall not lead to the remuneration for the new Fiduciary Agent being greater than that received by the former Fiduciary Agent.

6.7.1. In the event of the Fiduciary Agent being unable to continue to exercise its functions due to circumstances supervening this Indenture, it shall immediately notify the fact to the Issuer and Debenture holders and request its replacement.

6.7.2. Debenture holders may, after the closing of the period for the subscription and payment of all Debentures, proceed to replace the Fiduciary Agent and appoint a replacement in a meeting of Debenture holders called especially for this purpose.

6.7.3. In the event of the Fiduciary Agent's being effectively replaced, the replacement shall receive the same remuneration as the former Fiduciary Agent in all terms and conditions, and the first annual installment owed the replace shall be calculated on a pro rata basis starting from the date of the beginning of its exercise of the function of fiduciary agent. This remuneration may be altered through mutual agreement between the Issuer and the replacement fiduciary agent as long as this is previously approved by the meeting of Debenture holders.

6.7.4. In any event, confirmation of the Fiduciary Agent's replacement shall be subject to previous notification to CVM and any subsequent rules.

6.7.5. Replacement of the Fiduciary Agent on a permanent basis shall be noted in an amendment to this Indenture, which should be filed with the Commercial Registry where this Indenture is to be registered.

6.7.6. The substitute fiduciary agent shall immediately after designation notify the Debenture holders through an announcement published in the newspapers where the Issuer publishes its announcements in relation to the Issue.

6.7.7. If the Fiduciary Agent resigns, it must remain in the exercise of its functions until a substitute institution has been selected by the Issuer and approved by the Debenture holders and effectively assumes the Fiduciary Agent functions. The replaced Fiduciary Agent shall receive a proportion of the annual remuneration calculated on a pro rata basis up to the date of its effective replacement.

6.7.8. CVM rules are applicable in the event of replacement of the Fiduciary Agent.

Clause VII - MEETING OF DEBENTURE HOLDERS

7.1. Debenture holders may meet at any time, observed article 71 of the Corporation Law, in order to deliberate on matters of interest of the Debenture holders as a group.

7.2. Debenture holders meetings may be called by the Fiduciary Agent, the Issuer, or by Debenture holders representing at least 10% (ten percent) of Debentures in circulation, or by the CVM.

7.3. Debenture holders meetings are governed in so far as it is applicable by the provisions of the Corporation Law for the general meetings of shareholders.

7.4. Debenture holders meetings will officially come to order at the first time stated in the call to meeting, with the presence of Debenture holders representing at least half the Debentures in circulation, or with the presence of any number at the second time stated in the call to meeting.

7.5. Each Debenture shall give the right to one vote at Debenture holders meetings and agents may be appointed whether or not they are Debenture holders. Decisions shall be made by a majority of those attending, except for matters for which a special quorum is specified by law or in this Indenture.

7.6. Any change in the term of the Debentures, or their Remuneration, the release or replacement of the guarantee, or the alteration of the composition of this item 7.6. shall depend on the approval of Debenture holders representing all Debentures in circulation (except in the cases provided for in item 4.8.9 and item 4.9, which shall observe the procedures described therein).

7.7. Any change in the composition of items 4.8.9, 4.9 and 4.12 shall depend on the approval of Debenture holders representing at least 2/3 (two thirds) of the Debentures in circulation.

7.8. Any change in the other terms and conditions of this Indenture that are not subject to special quorums shall depend on the approval of Debenture holders representing at least half the Debentures in circulation.

7.9. For the purposes of calculating the start and deliberation quorum for the meeting in connection with this Clause VII, the number of Debentures in the Issuer's Treasury, or the number of Debentures held by subsidiaries, controlled companies or controlling shareholder shall be excluded.

7.10. The presence of the Issuer's legal representatives' will be allowed at Debenture holders meetings.

7.11. The Fiduciary Agent shall attend the Debenture holders meeting and provide Debenture holders with information as requested of it.

Clause VIII - GUARANTEE

8.1. The Underwriter described in the preamble to this Indenture, hereby and in the best form of law, assumes an obligation before the Debenture holders, in its capacity as principal payor and joint debtor, to fulfill all and any obligations of the Issuer specified in this document, including without limitation, the payment of the Nominal Value plus Remuneration and any late charges, as well as any other charges arising from lawsuits if required, including those related to debts coming due in advance. This guarantee (the "Guarantee") is irrevocable and irreversible for all legal purposes. The Underwriter also resigns the rights described in article 333, sole paragraph, 366, 827, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and articles 77 and 595 of the Civil Procedure Code.

8.2. This Guarantee shall remain in force until full, effective and irrevocable payment of all the Issuer's obligations arising from the Debentures and from this Indenture, including cases of renegotiation or extension.

8.3. The Underwriter certifies that the provision of the Guarantee was duly authorized by Special General Meeting held on July 10, 2003.


Clause IX - REPRESENTATIONS AND GUARANTEES OF THE ISSUER, UNDERWRITER AND
            FIDUCIARY AGENT

9.1. The Issuer and the Underwriter jointly represent and guarantee to the Debenture holders and the Fiduciary Agent that on the date of the signing this
Indenture:

a) they are duly organized and constituted companies existing under the form of limited liability companies and in the case of the Issuer a publicly held company in accordance with the Brazilian law;

b) they are duly authorized and were granted all licenses and authorizations required for the execution of this Indenture, the issuance of Debentures, the provision of guarantee, and the fulfillment of their obligations hereby specified, having satisfied all legal and statuary requirements necessary for the above;

c) the legal representatives of the Issuer and of the Underwriter signing this Indenture have powers granted by their bylaws and/or delegated powers to assume in the names of the Issuer and of the Underwriter the obligations now established and, acting as agents, they had their powers legitimately granted, being their respective mandates in full force;

d) the execution of this Indenture, the issue and placement of the Debentures and the provision of guarantee do not violate or contradict (a) any contract or document in which the Issuer and/or the Underwriter (and/or its controlling shareholders, controlled companies and directly or indirectly controlled subsidiaries or affiliates) are a party or through which any of their goods or properties are attached; (b) any law, decree, regulation to which the Issuer and/or the Underwriter (and/or its controlling shareholders, controlled companies and directly or indirectly controlled subsidiaries or affiliates) or any of their goods and properties are subject; or (c) any administrative or judicial order, decision or sentence that affects the Issuer and/or the Underwriter (and/or its controlling shareholders, controlled companies and directly or indirectly controlled subsidiaries or affiliates) or any of their goods or properties;

e) the Issuer and Underwriter have all the relevant authorizations and licenses required by the federal, state and municipal authorities for the exercise of their activities;

f) the Issuer and Underwriter are complying with the laws, regulations, administrative rules and determinations of governmental agencies, autarchies or courts applicable to the conduct of their business affairs;

g) the Issuer's income statements and those of the Underwriter, dated June 30, 2003, correctly represent the financial positions of the Issuer and Underwriter on that date and were duly drawn up in accordance with the fundamental accounting principles of Brazil;

h) the preliminary prospectus and final prospectus ("Prospectuses") contain and shall contain, on the date at the beginning of the distribution of the
Debentures: (i) all relevant information in relation to the Issuer and Underwriter in the context of the present Debenture Issue and required to enable the investors and their consultants to correctly analyze the assets and liabilities of the Issuer and Underwriter, their financial status, profits, losses, perspectives and rights in relation to the Debentures, not containing false statements or omissions of relevant facts, in the circumstances in which these statements were made; (ii) the statements contained in the prospectuses in relation to the Issuer and Underwriter are true and correct and not misleading or untrue; (iii) the opinions, analyses and forecasts (if applicable) expressed in the Prospectuses in relation to the Issuer and the Underwriter were given in good-faith after considering all relevant circumstances and based on reasonable assumptions; (iv) there are no facts in relation to the Issuer and/or the Underwriter or to the Debentures not published in the prospectuses whose omission, in the context of this 1st Issue, means that any relevant statement in the Prospectuses is incorrect, misleading or untrue; and, (v) every effort were made by the Issuer to ensure that the statements, information and facts described in the Prospectuses in relation to the Issuer and Underwriter are true;

i) except for the contingencies as informed in the Prospectuses, there is no lawsuit, administrative proceeding or arbitration hearing or inquiry, of which the Issuer and/or Underwriter is aware, that could cause an adverse impact on the Issuer and/or the Underwriter, their financial or other situations, or their activities;

j) this Indenture constitutes a legal, valid and binding obligation on the Issuer and the Underwriter and is enforceable in accordance with its terms and conditions; and,

9.2 The Fiduciary Agent declares and guarantees to the Issuer and the Underwriter that:

a) it is a properly organized and constituted financial institution and exists in accordance with Brazilian laws;

b) it is duly authorized to execute this Indenture and fulfill its obligations as specified herein, having been satisfied all the legal and statutory requirements necessary for this;

c) the legal representatives signing this Indenture have powers under the bylaws and/or delegated powers to assume in their name the obligations herein established and as agents have legitimately granted powers and the respective mandates are in full force;

d) the execution of this Indenture and fulfillment of its obligations as specified herein do not violate any previous obligation assumed by the Fiduciary Agent;

e) this Indenture constitutes a legal, valid and binding obligation for the Fiduciary Agent, and is enforceable in accordance with its terms and conditions; and

f) it has verified the regularity of the guarantee constituted as described in Clause VII, and according to the balance sheet of the Underwriter as of March 31, 2003, described below, it was observed the Underwriter's sufficiency and enforceability as required by subparagraph IX of Article 12 of CVM Instruction no. 28 23/11/83.


---------------- --------------- -------------------- ---------------------
Shareholder's     Total           Permanent Assets     Current and
Equity            Liabilities                          Non-Current Assets
---------------- --------------- -------------------- ---------------------
3,274,152.00      2,903,633.00    3,485,719.00         2,692,066.00
---------------- --------------- -------------------- ---------------------



Clause X - NOTIFICATIONS

10.1. All documents and notifications to be sent by any of the parties under the terms of this Indenture should be forwarded to the following addresses:

To the Issuer:
TELESP CELULAR PARTICIPACOES S.A.
Rua Abilio Soares, n. 409, 15 andar
Sao Paulo - SP
Cep: 04005-001
FAO: Mr. Edson Menini
Tel.: (11) 3059 7530

Fax. (11) 3059 7412

To the Underwriter:
TELESP CELULAR S.A.
Rua Abilio Soares, n. 409, 15 andar
Sao Paulo - SP
Cep: 04005-001
FAO: Mr. Edson Menini
Tel.: (11) 3059 7530
Fax. (11) 3059 7412

To the Fiduciary Agent:
OLIVEIRA TRUST D.T.V.M. LTDA.
Avenida das Americas, 500, Bloco 13, Grupo 205
Condominio Downtown - Barra da Tijuca
Rio de Janeiro - RJ Cep: 22640-100
FAO: Mr. Juarez Dias Costa
Tel.: (21) 2493 7003
Fax: (21) 2493-4746

To the Designated Bank:
Banco Bradesco S.A.
Cidade de Deus, sem numero
Predio Novissimo, 3 andar
Department of Operational Control Treasury and Funding
Vila Yara - CEP 06029-900
Osasco - SP
Tel:(11) 3684-8243
Fax (11) 3684-8245
FAO: Mr. Paulo Cesar da Silva

For the Registrar institution
Banco Bradesco S.A.
Cidade de Deus, sem numero
Predio Novissimo, 2 andar
Department of Securities and Custody
Vila Yara - CEP 06029-900
Osasco - SP
Tel:(11) 3684-3749
Fax (11) 3684-2714
FAO: Mr. Jose Donizetti de Oliveira


10.2. Documents and notifications will be considered delivered when received, according to the case, under protocol or with "Delivery Notice" issued by the Brazilian Mail and

Telegraph Company (Empresa Brasileira de Correios e Telegrafos) or by telegram to the addresses above. Notifications by facsimile or electronic mail shall be considered received on the date of sending, as long as their delivery is confirmed through indicative reply sent by the equipment used in transmission and that the latter contain enough information for the identification of the sender and addressee of the notification.

10.3. Originals of documents sent by facsimile or electronic mail should be forwarded to the addresses mentioned in item 10.1 above within 24 (twenty-four) hours of sending the message.


Clause XI         GENERAL PROVISIONS

11.1. There shall be no assumption of waiver of any of the rights arising from this Indenture. Therefore no delay, omission or waiver in the exercise of any right or faculty of the Fiduciary Agent and/or Debenture holders in reason of any default of the Issuer's obligations shall harm such rights or faculties or constitute a resignation of the latter or acceptance of such default, nor will constitute innovation or modification of any obligations assumed by the Issuer in this Indenture, or precedent concerning any other default or delay.

11.2. This Indenture is irrevocably and irreversibly signed and is binding on the parties and their successors under any title.

11.3. In the event of any of the provisions made in this Indenture being judged invalid or ineffective, all the other dispositions not affected by such a judgment shall prevail and commit the parties in good-faith to replace the provisions affected with others that produce the same effect insofar as this is possible.

11.4. The Court of the District of Sao Paulo is elected to the exclusion of any other, no matter how privileged, to settle the any issue arising from of this Indenture.

         Being fairly and freely agreed, this Indenture is signed in 6 (six) identical counterparts in the presence of the 02 (two) undersigned witnesses.

                            Sao Paulo, July 14, 2003.


                       TELESP CELULAR PARTICIPACOES S.A.



  ------------------------------             ------------------------------
  Name:                                      Name:
  Position:                                  Position:

                             TELESP CELULAR S.A.



  ------------------------------             ------------------------------
  Name:                                      Name:
  Position:                                  Position:



       OLIVEIRA TRUST DISTRIBUIDORA DE TITULOS E VALORES MOBILIARIOS LTDA



  ------------------------------
  Name:
  Position:



  WITNESS:


  1. ______________________________          2. ______________________________
     Name:                                      Name:
     CPF:                                       CPF: